SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 14 day of April, 1995.


                                   TOTAL SYSTEM SERVICES, INC.
                                   (Registrant)


                                   By:/s/ Richard W. Ussery
                                     Richard W. Ussery,
                                      Chairman and
                                      Principal Executive Officer




                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, Richard W. Ussery and Kenneth E. Evans each of them, his true and lawful attorney(s)- in-fact and agent(s), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons in the capacities and on the dates indicated.



/s/ James H. Blanchard                            Date: April 14, 1995
James H. Blanchard,
Director and Chairman of the
Executive Committee



/s/ Richard W. Ussery                             Date: April 14, 1995
Richard W. Ussery,
Chairman of the Board
and Principal Executive Officer


/s/ Kenneth E. Evans                              Date: April 14, 1995
Kenneth E. Evans,
Vice Chairman of the Board


/s/ Philip W. Tomlinson                           Date: April 14, 1995
Philip W. Tomlinson,
President
and Director


/s/ William A. Pruett                             Date: April 14, 1995
William A. Pruett,
Executive Vice President


/s/ James B. Lipham                               Date: April 14, 1995
James B. Lipham,
Treasurer, Principal
Accounting and Financial Officer


/s/ Griffin B. Bell                               Date: April 14, 1995
Griffin B. Bell,
Director


/s/ Richard Y. Bradley                            Date: April 14, 1995
Richard Y. Bradley,
Director


                                                  Date:

Salvador Diaz-Verson, Jr.,
Director


/s/ Gardiner W. Garrard, Jr.                      Date: April 14, 1995
Gardiner W. Garrard, Jr.,
Director


/s/ John P. Illges, III                           Date: April 14, 1995
John P. Illges, III,
Director


/s/ Mason H. Lampton                              Date: April 14, 1995
Mason H. Lampton,
Director


/s/ William M. McVay                              Date: April 14, 1995
William M. McVay,
Director


/s/ W. Walter Miller, Jr.                         Date: April 14, 1995
W. Walter Miller, Jr.,
Director


/s/ H. Lynn Page                                  Date: April 14, 1995
H. Lynn Page,
Director


/s/ William B. Turner                             Date: April 14, 1995
William B. Turner,
Director


/s/ George C. Woodruff, Jr.                       Date: April 14, 1995
George C. Woodruff, Jr.,
Director


/s/ James D. Yancey                               Date: April 14, 1995
James D. Yancey,
Director